2019 Q3 Results Exhibit 99.2

Safe Harbor Forward Looking Statements This presentation contains “forward-looking” statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the Company’s results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate and any statements of assumptions underlying any of the foregoing. These statements are based on estimates and information available to us at the time of this presentation and are not guarantees of future performance. These forward-looking statements are based on certain assumptions and are subject to risks and uncertainties, including those described in the “Risk Factors” section and elsewhere in the preliminary prospectus for this offering. You should read the prospectus, including the Risk Factors set forth therein and the documents that the Company has filed as exhibits to the registration statement, of which the prospectus is a part, completely and with the understanding that if any such risks or uncertainties materialize or if any of the relevant assumptions prove incorrect, the Company’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Except as required by law we assume no obligation to update these forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Non-GAAP Disclosure This presentation contains certain non-GAAP financial measures such as EBITDA and adjusted EBITDA among others. While the company believes these non-GAAP financial measures provide useful information for investors, the presentation of this information is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. Please refer to the Company’s earnings press releases for a reconciliation of non-GAAP financial measures to the most comparable measures prepared in accordance with GAAP.

WE FUNDAMENTALLY BELIEVE THAT FRESHPET HAS THE POTENTIAL TO CHANGE THE WAY PEOPLE FEED THEIR PETS . . . FOREVER

2019 Results: Continued strong top line results driving bottom line gains Freshpet Q3 Financial Results   Q3 2018 Q3 2019 Net Sales ($ millions) $50.8 $65.3 vs YA +27% +28%       Adj. EBITDA ($ millions) $6.7 $12.0 vs YA +20% +78% Freshpet YTD Financial Results (Sept 30)   2018 2019 Net Sales ($ millions) $141.6 $180.1 vs YA +26% +27%       Adj. EBITDA ($ millions) $11.1 $15.9 vs YA +3% +44%

2019 Guidance: Reiterating guidance provided in August Freshpet Financial Performance   2017 2018 2019 Guidance* Net Sales ($ millions) $152.4 $193.2 >$244 vs YA +17% +27% >+26%         Adj. EBITDA ($ millions) $17.6 $20.3 >$29 vs YA -1% +15% >+43% *Excluding incremental investments in Canada/UK and technical capability/capacity building, Adjusted EBITDA would be up 50+% in 2019

Nielsen measured $ consumption for 13 weeks ending 9/28/19 and 9/29/18 compared to the same period prior year Strong growth across all classes of trade Freshpet Consumption Growth vs YA   Q3 2018 Q3 2019 Mega-Channel +31% +25% XAOC +33% +29% Food +38% +34% Big Box Pet +23% +11%

Continued strong consumption growth Nielsen measured $ consumption for 4 week periods ending 7/13/19

Strong velocity gains driving accelerating distribution gains Nielsen Mega-Channel for 4 week periods 4/23/16 through 10/5/19

Strategy: Grow with winning players in fresh e-commerce e-commerce sales grew +93% vs. YA to 2.5% of sales in Q3 2019 >85% of e-commerce sales utilize Freshpet Fridge Continued strong growth in fresh e-commerce Curbside Online Fresh Retail Home Delivery

Freshpet 2019 growth priorities 1. Expand the Freshpet consumer franchise Increase HH penetration Expand buying rate 2. Strengthen Freshpet’s retail presence Increase ACV and TDP’s Upgrade Fridges Install 2nd Fridges 3. Strengthen Gross Margin/Adjusted EBITDA Margin Pricing Product Innovation Efficiency gains and capacity utilization Build more efficient capacity (Kitchens 2.0 start-up in 2020) Deliver SG&A absorption gains 4. Continue Measured Development in Canada and UK Modest investment to establish consumer foundation 5. Build Capability to Support Accelerated Longer-Term Capacity Expansion Invest in technical talent to enable more rapid and reliable capacity expansion and maximize its productivity

21% growth in total Freshpet HH penetration vs. YA; 4% increase in buying rate Total Freshpet Buying Rate, Penetration and Repeat Rate Nielsen HH Panel Data for 52 Week Periods ending September 2019; Buying Rate is internal calculation based on company sales data

32% growth in Core Dog HH penetration vs YA; flat buying rate Nielsen HH Panel Data for 52 Week Periods ending September 2019; Buying Rate is internal calculation based on company sales data

“Fresh First” is driving strong distribution gains Freshpet Distribution Gains   Q3 2018 Q3 2019 Store Count 19,107 20,779 vs YA +8% +9%       Upgraded Fridges (Cum.) 761 1,342 YTD Increase - 537       2nd Fridges (Cum.) NA 778       % ACV 45.1% 49.4% vs YA +7% +9%       Total Distribution Points (Change vs YA) +12% +9%

Adjusted gross margin bounce backed from Q2 dip and on-track for 50% goal in 2019 Freshpet Q3 Adjusted Gross Margin Progress   Q3 2018 Q3 2019 Adj. Gross Margin 49.7% 49.8% Freshpet Q3 Adjusted Gross Margin Progress   Q1 2019 Q2 2019 Q3 2019 YTD 2019 Adj. Gross Margin 50.4% 48.5% 49.8% 49.5%

Price increases implemented Benefit of price increases realized Innovations launched Start-up 4th line on 24/3.5 Benefit of innovations realized Benefit of 24/3.5 staffing realized 51+% Adj. Gross Margin target Fully implemented adjusted gross margin improvement plan Q1 Q2 Q3 Q4

Delivering significant leverage from scale in SG&A Freshpet Q3 SG&A Leverage   Q3 2018 Q3 2019 Y-o-Y Change Adj. SG&A % Excluding Media 27.8% 24.6% +320 bps Media % 8.7% 6.8% +190 bps Total Adj. SG&A % 36.5% 31.4% +510 bps Freshpet YTD SG&A Leverage (Sept 30)   YTD 2018 Q3 YTD 2019 Q3 Y-o-Y Change Adj. SG&A % Excluding Media 28.9% 25.3% +360 bps Media % 13.8% 15.3% -150 bps Total Adj. SG&A % 42.7% 40.7% +200 bps

Kitchens 2.0 construction underway; on track for Q3 2020 start-up

Delighting pet parents, pets, shareholders and employees . . .

Why haven’t you bought any Freshpet yet????